UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

COLE CREDIT PROPERTY TRUST III, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

May 9, 2012

Dear Stockholder:

We would like to remind you of the upcoming 2012 Annual Meeting of Stockholders of your Cole REIT (the “Company”).

According to our latest records, we have not received your proxy vote for this meeting. Your vote is important, no matter how many shares you own. The Annual Meeting cannot be held unless stockholders holding at least 50% of the Company’s shares either attend the meeting or vote by proxy. The Board of Directors has unanimously recommended a vote “FOR ALL” of the nominees for election as directors.

Voting is quick and easy. We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-977-7699

Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card.

2. Vote by Internet

Please visit www.eproxy.com/cole and follow the online instructions. Please note that for internet voting you will need your control number, which is located on the enclosed proxy card.

3. Vote by Mail

Please mail your signed proxy card(s) in the enclosed postage-paid envelope.

If you have already voted, thank you for your response. If you have any questions please feel free to call us at 1-888-409-4185.

We appreciate your continued interest and support of the Company.

Sincerely,

Christopher H. Cole

Chairman, President and

Chief Executive Officer